     AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON
                               FEBRUARY 20, 2001


                                                      REGISTRATION NO. 333-49226

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               BIOMEDICINES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        2834                    68-0364181
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
     of incorporation or         Industrial Classification    Identification No.)
        organization)                  Code Number)

                          1301 MARINA VILLAGE PARKWAY
                                   SUITE 200
                           ALAMEDA, CALIFORNIA 94501
                                 (510) 814-0112
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                   MARK MORAN
                            CHIEF EXECUTIVE OFFICER
                               BIOMEDICINES, INC.
                          1301 MARINA VILLAGE PARKWAY
                           ALAMEDA, CALIFORNIA 94501
                                 (510) 814-0112
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

           JAMES C. KITCH, ESQ.                         DONALD J. MURRAY, ESQ.
           BRETT D. WHITE, ESQ.                          DEWEY BALLANTINE LLP
            COOLEY GODWARD LLP                       1301 AVENUE OF THE AMERICAS
          FIVE PALO ALTO SQUARE                           NEW YORK, NY 10019
           3000 EL CAMINO REAL                              (212) 259-8000
         PALO ALTO, CA 94306-2155
              (650) 843-5000

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /


If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


EXPLANATORY NOTE



This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing an additional exhibit.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than the underwriting discounts payable by us, in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $15,180
NASD filing fee.............................................    6,250
Nasdaq National Market listing fee..........................     *
Blue sky fees and expenses..................................     *
Transfer agent and registrar fees...........................     *
Accounting fees and expenses................................     *
Legal fees and expenses.....................................     *
Printing and engraving costs................................     *
Miscellaneous expenses......................................     *
                                                              -------
    Total...................................................  $  *
                                                              =======

---------

*  To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

-   for any breach of duty of loyalty to us or to our stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

- for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

action or proceeding, including any action by or in the right of BioMedicines, arising out of the person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) During the past three years, we have issued unregistered securities to a limited number of persons as described below:

    1) an aggregate of 1,000,000 shares of Series A preferred stock for an aggregate purchase price of $1,000,000 in August 1998 to Brentwood Affiliates Fund, L.P., Brentwood Associates VII, L.P., Delphi BioInvestments IV, L.P., Delphi Ventures IV, L.P.

    2) an aggregate of 5,368,888 shares of Series B preferred stock for an aggregate purchase price of $12,079,998 in April 1999 to Brentwood Associates VII, L.P., Brentwood Affiliates Fund, L.P. Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Alta California Partners II, L.P., Alta Embarcadero Partners II, LLC, InterWest Partners VI, L.P., InterWest Investors VI, L.P., Pacific Growth Equities, B.M., L.P. and GC & H Investments.

    3) an aggregate of 4,834,606 shares of Series C preferred stock for an aggregate purchase price of $38,000,003 in September 2000 to Alta California Partners II, L.P., Alta Embarcadero Partners II, LLC, Banio Unione De Credito, Bank Julius Baer & Co., Banque SCS Alliances SA, Bay City Capital Fund II Co-Investment Fund, L.P., Bay City Capital Fund II, L.P., Bim Azionario Globale, Bim Bilanciato, Pierangelo Bottinelli, Brentwood Associates VII, L.P., BSI SA, CBG Compagnie Bancaire Geneve, Centro International Handelsbank AG, Charter Ventures IV, L.P., Neal R. Cutler, M.D., Delphi BioInvestments IV, L.P., Delphi Ventures IV, L.P., Robert D. English, Esperia Performance Fund, Fidurhone, Fin-Sirio SRL, Garfin SPA, Philip and Sarah Howard, Interwest Investors VI, L.P., Interwest Partners VI, L.P., LGT Bank In Liechtenstein AG, Lombard Odier & Cie, Pictet Global Sector Fund Biotech, RBB Bank AG, Vienna, Swisspartners Investment Network, LTD, Trefoil SA, Triaxis Trust AG, Ursula Vollenweider.

    4) an aggregate of 500,000 shares of common stock at $0.10 per share in November 1998 to Mark Moran, M.D.

    5) an aggregate of 500,000 shares of common stock at $0.225 per share in November 1999 to S. Mark Moran, M.D.

    6) options to purchase 803,500 shares of common stock at a weighted average exercise price of $0.21 per share to officers, employees, consultants and directors. Of these options, options to purchase 83,000 shares were granted outside the plan and options to purchase 720,000 shares were granted pursuant to our 1998 Equity Incentive Plan. Of the options to purchase shares granted outside our 1998 Equity Incentive Plan, options to purchase 83,000 shares have been exercised. Of the options to purchase shares granted pursuant to the 1998 Equity Incentive Plan, options to purchase 719,000 shares have been exercised and 4,000 of these shares have been repurchased.

    7) options to purchase 15,000 shares of common stock at an exercise price of $0.225.

(b) There were no underwriters employed in with any of the transactions set forth in Item 15(a).

The issuances described in Items 15(a)(1) through (5) and (7) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us, and represented to us that they were accredited investors. Each series of preferred stock will convert to common stock upon the closing of this offering on a one-for-one basis.

The granting of options and issuances of common stock upon exercise thereof or otherwise, to our directors, executives, employees and consultants as described in 15(a)(6) above, these grants and issuances were exempt from registration pursuant to Rule 701 promulgated under the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


       EXHIBIT
       NUMBER                                DESCRIPTION OF DOCUMENT
---------------------                        -----------------------
   1.1*                    Form of Underwriting Agreement.
   3.1+                    Certificate of Incorporation of Registrant.
   3.2+                    Form of Amended and Restated Certificate of Incorporation of
                           the Registrant to be effective upon the closing of the
                           offering made pursuant to this registration statement.
   3.3+                    Bylaws of the Registrant.
   3.4+                    Form of Amended and Restated Bylaws of Registrant to be
                           effective upon the closing of the offering made pursuant to this registration statement.
   4.1*                    Specimen Stock Certificate.
   4.2+                    Amended and Restated Investor Rights Agreement dated
                           September 12, 2000.
   5.1*                    Opinion of Cooley Godward LLP.
  10.1+                    Form of Indemnity Agreement between the Registrant and its directors and officers.
  10.2+                    Form of 2000 Equity Incentive Plan, Form of 2000 Equity
                           Incentive Plan Stock Option Agreement, and Form of 2000
                           Equity Incentive Grant Notice and Notice of Exercise.
  10.3+                    Form of 2000 Employee Stock Purchase Plan and Form of
                           Offering Document.
  10.4**+                  License Agreement, by and between Schering
                           Aktiengesellschaft and the Registrant dated February 1999.
  10.5**+                  License Agreement, by and between G.D. Searle & Co. and the
                           Registrant dated December 1997.
  10.6**+                  License Agreement by and between Boehringer Ingelheim
                           International GmbH and the Registrant dated July 1998.
  10.7**+                  Amendment to License Agreement by and between Boehringer
                           Ingelheim International GmbH and the Registrant dated
                           February 21, 2000.
  10.8**+                  Research and Development Contract, by and between Boehringer
                           Ingelheim Pharma KG and the Registrant dated July 1998.
  10.9+                    Commercial Property Lease, by and between Alameda Real
                           Estate Investments and the Registrant dated December 1,
                           1998.
  10.10+                   Amendment to Commercial Property Lease, by and between
                           Alameda Real Estate Investment, as Lessor, and the
                           Registrant, as Lessee, dated June 1, 1999.
  10.11+                   Employment Agreement of Mark Moran, dated August 14, 1997.
  10.12+                   Amendment to Employment Agreement of Mark Moran, dated
                           November 23, 1999.
  10.13+                   Employment Agreement of Peter J. Langecker, dated September
                           4, 1999.
  10.14+                   Employment Agreement of Hana Berger, dated October 12, 1999.
  10.15+                   Employment Agreement of Curtis L. Scribner, dated November
                           25, 1999.
  10.16+                   Consulting Agreement between Hana Berger and the Registrant, dated May 1, 1999.


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


  10.17+                   Employment Agreement of James Ahlers, dated May 14, 1999,
                           and Amendment to Accounting Services and Operations
                           Agreement, dated August 17, 1999.
  10.18**                  Interim Development Agreement, by and between ALZA
                           Corporation and the Registrant dated November 8, 2000.
  16.1+                    Letter regarding change in certifying accountant.
  23.1+                    Consent of Ernst & Young LLP, independent auditors.
  23.2*                    Consent of Cooley Godward LLP (See Exhibit 5.1)
  24.1                     Power of Attorney (contained on signature page).
  27.1+                    Financial Data Schedule.


---------

*  To be filed by amendment.

** Confidential treatment has been requested with respect to portions of this exhibit.


+  Previously filed.


(b) FINANCIAL STATEMENT SCHEDULES

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on February 20, 2001.


                                                     BIOMEDICINES, INC.

                                                     By: /s/ MARK MORAN, M.D.
                                                         --------------------------------------------
                                                         Mark Moran, M.D.
                                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


Pursuant to the requirements of the Securities Act, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                   TITLE                                  DATE
----------------------------------------------------------------------------------------------------
/s/ MARK MORAN
---------------------------------           Chief Executive Officer and Director   February 20, 2001
Mark Moran                                    (Principal Executive Officer)

/s/ JAMES M. AHLERS*                        Senior Director, Finance & Operations
---------------------------------             (Principal Finance and Accounting    February 20, 2001
James M. Ahlers                               Officer)

/s/ BRIAN G. ATWOOD*
---------------------------------           Director                               February 20, 2001
Brian G. Atwood

/s/ JEAN DELEAGE*
---------------------------------           Director                               February 20, 2001
Jean Deleage

/s/ PAUL NICHOLSON*
---------------------------------           Director                               February 20, 2001
Paul Nicholson

/s/ ARNOLD L. ORONSKY*
---------------------------------           Director                               February 20, 2001
Arnold L. Oronsky

/s/ DEBRA YU*
---------------------------------           Director                               February 20, 2001
Debra Yu



*By:  /s/ MARK MORAN
      ----------------------------
      Mark Moran
      ATTORNEY-IN-FACT


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXHIBIT INDEX


       EXHIBIT
       NUMBER                                DESCRIPTION OF DOCUMENT
---------------------                        -----------------------
   1.1*                    Form of Underwriting Agreement.
   3.1+                    Certificate of Incorporation of Registrant.
   3.2+                    Form of Amended and Restated Certificate of Incorporation of
                           the Registrant to be effective upon the closing of the
                           offering made pursuant to this registration statement.
   3.3+                    Bylaws of the Registrant.
   3.4+                    Form of Amended and Restated Bylaws of Registrant to be
                           effective upon the closing of the offering made pursuant to this registration statement.
   4.1*                    Specimen Stock Certificate.
   4.2+                    Amended and Restated Investor Rights Agreement dated
                           September 12, 2000.
   5.1*                    Opinion of Cooley Godward LLP.
  10.1+                    Form of Indemnity Agreement between the Registrant and its directors and officers.
  10.2+                    Form of 2000 Equity Incentive Plan, Form of 2000 Equity
                           Incentive Plan Stock Option Agreement, and Form of 2000
                           Equity Incentive Grant Notice and Notice of Exercise.
  10.3+                    Form of 2000 Employee Stock Purchase Plan and Form of
                           Offering Document.
  10.4**+                  License Agreement, by and between Schering
                           Aktiengesellschaft and the Registrant dated February 1999.
  10.5**+                  License Agreement, by and between G.D. Searle & Co. and the
                           Registrant dated December 1997.
  10.6**+                  License Agreement by and between Boehringer Ingelheim
                           International GmbH and the Registrant dated July 1998.
  10.7**+                  Amendment to License Agreement by and between Boehringer
                           Ingelheim International GmbH and the Registrant dated
                           February 21, 2000.
  10.8**+                  Research and Development Contract, by and between Boehringer
                           Ingelheim Pharma KG and the Registrant dated July 1998.
  10.9+                    Commercial Property Lease, by and between Alameda Real
                           Estate Investments and the Registrant dated December 1,
                           1998.
  10.10+                   Amendment to Commercial Property Lease, by and between
                           Alameda Real Estate Investment, as Lessor, and the
                           Registrant, as Lessee, dated June 1, 1999.
  10.11+                   Employment Agreement of Mark Moran, dated August 14, 1997.
  10.12+                   Amendment to Employment Agreement of Mark Moran, dated
                           November 23, 1999.
  10.13+                   Employment Agreement of Peter J. Langecker, dated September
                           4, 1999.
  10.14+                   Employment Agreement of Hana Berger, dated October 12, 1999.
  10.15+                   Employment Agreement of Curtis L. Scribner, dated November
                           25, 1999.
  10.16+                   Consulting Agreement between Hana Berger and the Registrant, dated May 1, 1999.
  10.17+                   Employment Agreement of James Ahlers, dated May 14, 1999,
                           and Amendment to Accounting Services and Operations
                           Agreement, dated August 17, 1999.
  10.18**                  Interim Development Agreement, by and between ALZA
                           Corporation and the Registrant dated November 8, 2000.
  16.1+                    Letter regarding change in certifying accountant.
  23.1+                    Consent of Ernst & Young LLP, independent auditors.
  23.2*                    Consent of Cooley Godward LLP (See Exhibit 5.1)
  24.1                     Power of Attorney (contained on signature page).
  27.1+                    Financial Data Schedule.


---------

*  To be filed by amendment.

** Confidential treatment has been requested with respect to portions of this exhibit.


+  Previously filed.